EXHIBIT 99.1


[Cytogen Corporation]                                      For Immediate Release
--------------------------------------------------------------------------------
Contact: Michael Becker                               Media Contact: Jim Wetmore
Cytogen Corp.                                         Berry & Company
Investor Relations and Corporate Communications       Public Relations
(609) 750-8289                                        (212) 279-2060
mbecker@cytogen.com                                   jwetmore@berrypr.com
-------------------                                   --------------------


                CYTOGEN CORPORATION APPOINTS KPMG LLP AS AUDITOR

PRINCETON, NJ, (May 20, 2002) - Cytogen Corporation (Nasdaq: CYTO) (the "Company") announced today that its Board of Directors has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, replacing Arthur Andersen LLP, effective immediately. The decision was made at the recommendation of the Audit Committee of the Company's Board of Directors.

Commenting on the change, Dr. H. Joseph Reiser, President and CEO of the Company said, "The appointment of KPMG was made after extensive interviews by the Audit Committee of a number of top-ranked public accounting firms. KPMG was chosen due to its reputation for excellent service, professionalism, industry expertise, and to ensure that the Company's stockholders continue to have the utmost confidence in the integrity of the Company's financial statements. We are confident that KPMG will provide the Company with outstanding support, and we look forward to beginning our audit relationship with them."

The decision to change auditors was not the result on any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

Dr. Reiser added "Arthur Andersen has provided quality service as independent auditors to Cytogen since 1982. Cytogen has valued its relationship with Arthur Andersen and we have high regard for the Arthur Andersen audit team's work ethic and professionalism. However, in light of the current uncertainties at Arthur Andersen, we felt it was in the best interest of our Company and our stockholders to appoint a new independent auditor."

About Cytogen Corporation

Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology. FDA-approved products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) I-125 and Pd-103 (uniquely designed, next-generation radioactive seed implants for the treatment of localized prostate cancer); and Quadramet(R) (a therapeutic agent marketed for the relief of bone pain in prostate and other types of cancer). Cytogen is evolving a pipeline of oncology product candidates by developing its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. For more information, visit www.cytogen.com.

About AxCell Biosciences

AxCell Biosciences of Newtown, PA, a subsidiary of Cytogen
Corporation, is engaged in the research and development of novel biopharmaceutical products using its growing portfolio of functional proteomics solutions and collection of proprietary signal transduction pathway information. Through the systematic and industrialized measurement of protein-to-protein interactions, AxCell is assembling ProChart(TM), a proprietary database of signal transduction pathway information that is relevant in a number of therapeutically important classes of molecules including growth factors, receptors and other potential protein therapeutics or drug targets. AxCell's database content and functional proteomics tools are available on a non-exclusive basis to biotechnology, pharmaceutical and academic researchers. AxCell is expanding and accelerating its research activities to further elucidate the role of novel proteins and pathways in ProChart(TM), through both external collaborations and internal data mining. For additional information on AxCell Biosciences, visit www.axcellbio.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this press release, which is not historical, is forward looking and involves a number of risks and uncertainties. Investors are cautioned not to put any undue reliance on any forward-looking statement. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the Company's ability to carry out its business plan, to successfully develop and commercialize acceptance of its products such as ProChart(TM), ability to fund development necessary for existing products and for the pursuit of new product opportunities, the risk of whether products result from development activities, protection of its intellectual property portfolio, ability to integrate in-licensed products such as BrachySeed(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sale of the Company's products such as third-party payor reimbursement issues, dependence on its partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, and other factors discussed in Form 10-K for the year ended December 31, 2001 and from time-to-time the Company's other filings with the Securities and Exchange Commission. The Company specifically disclaims any intention or duty to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.

                                      ###